Exhibit 10.9

INVESTMENT AGREEMENT

This Investment Agreement (the “Agreement”) is made and entered into as of the 21st day of April 2005, by and among Casino Development & Management Company, LLC (“CD&M”), Thomas C. Wilmot (“Wilmot”), Buena Vista Development Company, LLC (“Development Company”) and Nevada Gold BVR, L.L.C. (“Nevada Gold”).

Recitals

Development Company is a single member New York limited liability company whose sole member is CD&M. CD&M has adopted an Operating Agreement for Development Company dated July 25, 2004 (the “Operating Agreement”).

Development Company has entered into a Development Agreement dated as of December 29, 2004 (the “Development Agreement”) with Buena Vista Rancheria of MeWuk Indians (the “Tribe”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Development Agreement. The term “Tribe” shall, after the Assumption Date, include the Gaming Authority.

Pursuant to the Development Agreement, Development Company has advanced $23,013,535 to or for the benefit of the Tribe as of February 28, 2005. The amount so advanced has consisted of advances on the Interim Tribal Loan, Reimbursable Expenses and certain expenses that are not reimbursable by the Tribe. The source of these advances has been a $949,000 capital contribution and borrowings from CD&M, which has in turn borrowed from Wilmot and various entities in which Wilmot has a controlling interest (the “Affiliates”).

Development Company expects to make significant additional advances on the Interim Tribal Loan and to incur additional Reimbursable Expenses before the Permanent Financing closes, and will finance such advances and expenses by additional borrowings from CD&M.

Nevada Gold has been offered the opportunity to make a $14,810,200 loan to Development Company (the “Loan”) and to make a $189,800 capital contribution (the “Capital Contribution”) to Development Company. Development Company will use the proceeds of the Loan and the Capital Contribution to reduce its obligation to CD&M, and CD&M is expected to use the amount it receives from Development Company to reduce its obligations to Wilmot.

Nevada Gold has agreed to make the Loan and Capital Contribution on the terms and subject to the conditions hereinafter set forth.

Now, therefore, in consideration of the premises and of the mutual undertakings hereinafter set forth, the parties agree as follows:

Agreement

1. The Loan. On or before five (5) days following the date when all of the conditions precedent specified in Section 7 hereof have been satisfied (the “Closing Date”), Nevada Gold will disburse the proceeds of the Loan to Development Company by wire transfer or other payment acceptable to Development Company. The terms of the Loan shall be as follows:

(a) The Loan will bear interest from and including the Closing Date to, but not including, the date of payment in full of the Loan. The rate of interest on the Loan shall be the same as the rate of interest that applies to the Interim Tribal Loan under the Development Agreement. Currently, that rate is a variable rate per annum equal to the prime rate most recently reported from time to time in the “Money Rates” section of The Wall Street Journal, plus 1%. Such rate shall not be reduced without the written concurrence of Nevada Gold. Interest shall be calculated on the basis of a 365- or 366-day year, as applicable, and actual days elapsed.

(b) Principal and interest on the Loan shall be repaid by Development Company as follows:

(i) On the day following the day on which the Development Company receives any payments from any source (other than from any Member or Affiliate of any Member), including without limitation any payment from the Tribe, the Development Company will pay principal and interest on the Loan in an aggregate amount equal to the payment received by it, except that if such day is not a business day, such payment shall be due on the next-following business day and interest shall continue to accrue on the Loan until such day. “Business day” means a day on which banks are not required or authorized by law to close in New York.

Any payment on the Loan shall be applied first to accrued and outstanding interest, second to any other amounts that may be owing by Development Company in respect of the Loan and third to principal. Development Company will use such payments to repay the Loan in full before it repays any other obligations or makes any distributions to its members. For the avoidance of misunderstanding, the parties agree that the first payments received by Development Company from the Tribe, whether they consist of Interim Tribal Loan repayments, payments of Reimbursable Expenses, payments of Development Fees, any other payment, or a combination of these, or from any other source, will be used first to repay the Loan, and second to repay any other debt obligations of Development Company, including its obligations to CD&M, before any distributions are made to members.

(ii) Upon the occurrence of a Termination Event. “Termination Event” occurs if the Development Agreement is terminated by the Tribe and a court or arbitrator makes a final and non-appealable determination that the termination was appropriate due to a default by Development Company or a final settlement resulting in such a termination is agreed to by Development Company and the Tribe with the consent of Nevada Gold. No Termination Event shall be deemed to have occurred if such Termination Event solely and directly results from the action or inaction specifically authorized in writing by Nevada Gold or if the default occurred solely as a result of any action by Nevada Gold, or any inaction by it in circumstances where it was contractually or legally required to take action, including a determination by the Tribe, made in good faith and with due process, that Nevada Gold was unsuitable for licensing.

(c) Principal and interest on the Loan may be prepaid in whole or in part at any time without premium or penalty on one business day’s prior notice by Development Company to Nevada Gold, and if such notice is given it shall be irrevocable and such principal and interest shall be due and payable on the date specified on such notice. Accrued and unpaid interest on the principal amount prepaid shall be due and payable on the date of any prepayment of principal. Development Company may borrow money from CD&M or any of its Affiliates for the purpose of prepaying the Loan. Any amount so borrowed by Development Company shall bear interest at the same rate that applies to the Interim Tribal Loan under the Development Agreement.

(d) Development Company’s obligation to repay the Loan shall be evidenced by its promissory note in the form of Exhibit B.

2. Capital Contribution and Membership Interest. Nevada Gold will provide the Capital Contribution at the same time that it makes the Loan.

(a) In consideration for its Capital Contribution, Nevada Gold will receive the Class B Membership Interest (the “Membership Interest”), entitling it to all of the rights of the “Class B Member” under the Amended and Restated Operating Agreement of Buena Vista Development Company, LLC, in the form of Exhibit A hereto dated as of the date hereof (the “Operating Agreement”). The Operating Agreement shall not be deemed delivered by the parties and shall not be effective until Nevada Gold has disbursed the proceeds of the Loan and provided the Capital Contribution to the Development Company.

(b) The Membership Interest shall entitle Nevada Gold to distributions in amounts to be calculated based on its Percentage Interest of “Net Development Revenue” and “Construction Management Profits,” as those terms are defined in the Operating Agreement. “Percentage Interest” of the Class B Member means:

20%, if the entire principal of and interest on the Loan is paid no later than six months after the Closing Date;

25%, if the entire principal of and interest on the Loan is paid after six months following the Closing Date, but no later than twelve months following that date;

30%, if the entire principal of and interest on the Loan is paid after twelve months following the Closing Date, but no later than eighteen months following that date;

35%, if the entire principal of and interest on the Loan is paid after eighteen months following the Closing Date, but no later than twenty-four months following that date; and

40%, if the entire principal of and interest on the Loan is paid after twenty-four months following the Closing Date.

“Percentage Interest” of the Class A Member means 100% less the Percentage Interest of the Class B Member.

3. Security Interest.  Development Company hereby grants to Nevada Gold, as security for the payment of the Loan, a security interest in:

(a) all accounts receivable that may be owing by the Tribe or any other person to Development Company, whether now existing or hereafter arising;

(b) all rights (but no obligations) of Development Company under the Development Agreement and any other agreement between Development Company and the Tribe, including without limitation any and all rights to payments from the Tribe under the Development Agreement or otherwise;

(c) all cash from time to time held by Development Company, all investments thereof, all deposit accounts (and any amounts credited thereto) for which Development Company is the customer, all securities accounts for which Development Company is the entitlement holder and all financial assets from time to time credited to any securities accounts; and

(d) all proceeds of any of the foregoing (collectively the “Collateral”).

This security interest is granted pursuant to and in accordance with the provisions of the Uniform Commercial Code of the State of New York, and the Development Company agrees that in the event of any default in the payment or performance of the Loan which continues for a period of five (5) Business Days after the giving by Nevada Gold to the Development Company of notice of such default, Nevada Gold shall have and is hereby granted all the rights, remedies, and recourses afforded a secured party under the Uniform Commercial Code of the State of New York, including without limitation, realizing upon such collateral and selling such interest at public or private sale or retaining such interest in accordance with the Uniform Commercial Code of the State of New York. To evidence such security interest, the Development Company shall execute such documents from time to time as may be reasonably necessary or appropriate.

This security interest shall terminate when all principal and interest on and other amounts owing in respect of the Loan have been paid in full, and the obligations secured shall include only the Loan and shall not extend to any distributions to which Nevada Gold may be entitled as a member of Development Company.

Development Company represents and warrants that the above described security interest is a duly created security interest, and no other security interests in the Collateral have been granted to any other party.

4. Permitted Expenses; Budgets; Information.

(a) Prior to the Tribe’s receipt of Permanent Financing, Development Company will finance all development activities of the Tribe and incur significant out-of-pocket expenses. Prior to the Closing Date, Development Company will provide each member a budget showing regular monthly advances that it expects to make to the Tribe. Development Company will advise its members in advance, to the extent feasible, of any significant unbudgeted expenditures. CD&M will discuss any unbudgeted expenses in excess of $50,000 for any single item, or $200,000 in the aggregate, with Nevada Gold prior to their incurrence, but as the managing member of Development Company, CD&M shall have the final decision-making authority with respect to expenditures that CD&M reasonably deems necessary or desirable in connection with the development of the Project.

(b) During the period commencing with the first draw on the Permanent Financing and ending on the opening date of the Project, Development Company will provide its members with copies of any documentation provided by Development Company to the Tribe and the Permanent Financing lenders or their delegates in support of draws, but shall have no obligation to provide monthly budgets. If monthly budgets are prepared by Development Company and provided to the Tribe or the Permanent Financing lenders, or simply used for internal purposes, Development Company will provide copies of such budgets to Nevada Gold.

(c) Following the opening of the Project, Development Company will provide Nevada Gold periodic budgets as to anticipated Development Company expenses on at least a quarterly basis. Nevada Gold may approve or disapprove expenses, but approval may not be unreasonably withheld.

(d) Development Company and CD&M agree to provide to Nevada Gold promptly upon receipt (or delivery, as the case may be) copies of all (i) monthly operating statements provided by the Tribe or the Gaming Authority under Section 6.5 of the Development Agreement, (ii) the financial statements provided to the Development Company under Section 6.6 of the Development Agreement, (iii) all other notices delivered by the Tribe to the Development Company or by the Development Company to the Tribe pursuant to the terms of the Development Agreement; (iv) the Project Schedule and amendments thereto, and status reports provided by Wilmorite, Inc. under the Construction Management Agreement, and (v) business plans for the Project.

(e) Development Company will pay its obligations in the manner required by this subparagraph.

(i) Payment of Development Company’s obligations to CD&M, including obligations owed on the date of this Agreement and any additional borrowings from CD&M (collectively “Affiliate Debt”) shall be subordinate to payment of the Loan. No Affiliate Debt may be paid until the Loan has been paid in full.

(ii) All Affiliate Debt shall bear interest at a rate equal to the interest rate born by the Interim Tribal Loan under the Development Agreement.

(iii) If any indebtedness of the Tribe to Development Company is not paid out of Permanent Financing proceeds, Development Company may make any reasonable arrangement with the Tribe for the payment of such indebtedness following the opening of the Project. Regardless of such arrangement, any payments received by Development Company following such opening, regardless of how they may be characterized as between the Tribe and Development Company, shall be used, when and as received, first to repay the Loan with interest, second, after the Loan has been paid in full, to pay indebtedness owed to CD&M and any of its Affiliates, until all such indebtedness shall have been paid in full, and third, after all of the indebtedness owed by Development to Nevada Gold, CD&M and any of its Affiliates has been paid in full, to pay distributions to Development Company’s members in accordance with the Operating Agreement.

5. Modification of Development Agreement. The Development Agreement has been submitted to the Office of General Counsel for the NIGC, with a request that the Office of General Counsel determine that the Development Agreement is not a “management contract” and does not grant to Development Company a “proprietary interest” within the meaning of IGRA. If either of such determinations is not provided, for purposes of this Agreement, no default shall be deemed to have occurred under either this Agreement or the Development Agreement. In that event, CD&M shall in good faith seek to negotiate with the Tribe other terms or agreements that preserve as much as possible the economic return expected by Development Company under the Development Agreement, but no changes in the terms of the Development Agreement shall be made without the consent of Nevada Gold (which consent shall not be unreasonably withheld). Nevada Gold acknowledges that none of Development Company, CD&M or any Affiliate has made any representations that the Office of the General Counsel will make the requested determinations, and Nevada Gold, having made such investigation as it has deemed appropriate and having consulted with its own counsel, expressly assumes the risk that it will not.

6. Representations and Warranties.

(a) By CD&M, Wilmot and Development Company.

(i) Necessary Authority. CD&M and Development Company have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(ii) Development Company and the Membership Interest. CD&M is the sole member of Development Company and no other person or entity except Nevada Gold has an option or right to become a member of Development Company.

(iii) Binding Obligation. CD&M, Wilmot and Development Company have duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each of them, enforceable against them and their respective heirs, legal representatives, successors and assigns in accordance with this Agreement’s terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

(iv) No Conflicts. CD&M’s, Wilmot’s and Development Company’s execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby will not (i) require CD&M, Wilmot or Development Company to obtain the consent or approval of, or make any filing with, any person or public authority (except completion of Tribe’s and California’s licensing processes), (ii) constitute or result in a breach or violation of any of the terms and provisions of any agreement or instrument to which CD&M, Wilmot or Development Company is a party, or (iii) violate any law, regulations, judgment or order applicable to CD&M, Wilmot or Development Company.

(v) No Judgments. To their knowledge, there are no judgments outstanding against CD&M, Wilmot or Development Company, nor is there now pending or threatened any action, suit or proceeding before any court or governmental or regulatory authority, by, against or involving CD&M, Wilmot or Development Company. None of CD&M, Wilmot or Development Company (a) is in default with respect to any order, writ, injunction, or decree of any court; nor (b) is CD&M, Wilmot or Development Company in default in any material respect under any applicable law, order, regulation or demand of any governmental agency or instrumentality, a default under which would substantially and materially adversely affect the condition, financial or otherwise, of CD&M, Wilmot or Development Company, or compromise CD&M’s, Wilmot’s or Development Company’s ability to perform its obligations hereunder.

(vi) No Default. To the knowledge of CD&M, there is no default by CD&M, Wilmot or Development Company under any contract, lease agreement, instrument or commitment to which CD&M, Wilmot or Development Company is a party, a default under which would substantially and materially adversely affect the condition, financial or otherwise, of CD&M, Wilmot or Development Company, or compromise CD&M’s, Wilmot’s or Development Company’s ability to perform their obligations hereunder.

(vii) Undisclosed Liabilities. Development Company does not have any material liabilities (absolute, accrued, contingent or otherwise), except liabilities incurred in connection with its development activities on behalf of the Tribe and reflected in its most recent financial statements.

(viii) Suitability and Gaming Licenses. Development Company holds temporary licenses from the Tribe and has applied for all licenses necessary for it to perform its obligations under the Development Agreement. CD&M, Wilmot and Development Company are suitable to receive and hold gaming licenses from all applicable regulatory authorities, commissions, or agencies that have jurisdiction over the Facilities and none of CD&M, Wilmot or Development Company has been found unsuitable for any reason, has been denied a gaming license, or has had a gaming license revoked or cancelled by any regulatory authority, commission or agency.

(ix) $300,000 Prior Note. None of the obligations of Greenville LLC, a New York limited liability company, as maker (“Maker”), contained in a certain $300,000 promissory note dated October 24, 2003 (the “Note”), from the Maker in favor of Albietz & Samuel are obligations of Development Company or Nevada Gold. The principal paid on the Note by the Development Company in connection with the Development Agreement are Project Costs. The obligation of the Maker set forth in the Note to pay a non-profit corporation 3% of the funds earned with respect to the Tribe is not an obligation of the Development Company, or if it is, such payments will be made out of distributions payable to CD&M under the Operating Agreement and distributions to Nevada Gold shall not be reduced because of such obligation.

(b) By Nevada Gold and, if applicable, Nevada Gold & Casinos, Inc., a Nevada corporation (“NGCI”).

(i) Necessary Authority. Each of NGCI and Nevada Gold has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(ii) Binding Obligation. Each of NGCI and Nevada Gold has duly executed and delivered this Agreement, and this Agreement constitutes each such person’s legal, valid and binding obligation, enforceable against each such person and its assigns in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

(iii) No Conflicts. Neither the execution, delivery and performance of this Agreement by NGCI and Nevada Gold nor the consummation of the transactions contemplated hereby will (i) require either such person to obtain the consent or approval of, or make any filing with, any person or public authority (except for any required filings with the Tribe and the State of California in connection with Development Company’s applications for licenses it needs in order to perform under the Development Agreement), (ii) constitute or result in a breach or violation of any of the terms and provisions of any agreement or instrument to which Nevada Gold or NGCI is a party or by which Nevada Gold or NGCI is bound, or (iii) violate any law, regulations, judgment or order applicable to Nevada Gold or NGCI.

(iv) Suitability and Gaming Licenses. Nevada Gold and NGCI are suitable to receive and hold gaming licenses from all applicable regulatory authorities, commissions, or agencies that have jurisdiction over the Project and Nevada Gold and NGCI have not been found unsuitable for any reason, have not been denied a gaming license, and have not had a gaming license revoked or conditioned by any regulatory authority, commission or agency.

(v) Sophisticated Investor. NGCI is a corporation whose stock has been registered pursuant to the U.S. Securities Act and is regularly traded on the American Stock Exchange. NGCI is, and has been since 1994, engaged primarily in the business of developing gaming businesses, and is a knowledgeable and sophisticated participant in several Indian gaming ventures. As such, NGCI has been able to evaluate the risks inherent in the Loan and Capital Contribution. NGCI is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Exchange Commission.

(vi) Due Diligence. Wilmot, CD&M and Development Company have given NGCI and Nevada Gold adequate opportunity to examine their files and their attorneys’ files related to the Tribe and the Project and to make inquiries of Wilmot and legal counsel for Development Company concerning the Tribe and the Project and the risks of entering into this Agreement and have introduced NGCI and Nevada Gold to the Tribe’s Chairperson and Chief Executive Officer. NGCI and Nevada Gold have conducted their own investigation of the facts, circumstances and unresolved issues surrounding the Facilities and have concluded that is prudent to make the Loan and Capital Contribution on the terms and conditions of this Agreement.

7. Closing Conditions.

(a) For the Benefit of Nevada Gold.

The obligations of Nevada Gold shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, in writing by Nevada Gold:

(i) Representations and Warranties True. The representations and warranties of CD&M, Wilmot and Development Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

(ii) Performance. Each of the documentary conditions precedent specified in Exhibit C shall have been satisfied by Development Company or waived by Nevada Gold in its sole discretion.

(iii) Nevada Gold Approval. Nevada Gold shall not have reasonably determined that making the Loan and acquisition of the Membership Interest would violate the provisions of applicable law, or adversely affect any license held by Nevada Gold or Nevada Gold’s suitability to obtain or hold any gaming license.

(iv) Due Diligence. Nevada Gold shall have completed due diligence on CD&M, Wilmot and Development Company and the results thereof shall be satisfactory to Nevada Gold in its reasonable discretion.

(v) Licensing. Development Company shall have provided information about Nevada Gold and its affiliates to the Tribe’s Tribal Gaming Commission, and the Gaming Commission shall have advised Development Company in writing that after giving consideration to such information, Development Company’s temporary licenses have been extended for an additional period of three months or longer.

(b) For the Benefit of CD&M, Wilmot and Development Company.

The obligations of CD&M, Wilmot and Development Company under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Wilmot:

(i) Representations and Warranties True. The representations and warranties of Nevada Gold contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

(ii) CD&M and Wilmot Approval. CD&M and Wilmot shall not have reasonably determined that the borrowing of the Loan from Nevada Gold or the issuance of the Membership Interest to Nevada Gold would violate the provisions of applicable law, or adversely affect any license held by CD&M, Wilmot or Development Company or CD&M’s, Wilmot’s or Development Company’s suitability to obtain or hold any gaming license.

8. Further Covenants.

(a) Development Company will not (i) violate the Development Agreement in any material respect or if the effect is to give Tribe right to terminate, or (ii) amend the Development Agreement if the effect is to reduce Development Revenue, in each case without prior written consent of Nevada Gold, which consent shall not be unreasonably withheld.

(b) Development Company will seek to assist the Tribe to negotiate terms of the Permanent Financing such that proceeds of the first Permanent Financing advance may be used by the Tribe to repay in full the Interim Tribal Loan and all Reimbursable Expenses.

9. General.

(a) Notices. Any required notice shall be delivered personally or by facsimile transmission, electronic mail or any other electronic means, United States mail or courier to each Person entitled to such notice at its business address. Notice by mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Person sending such notice to the Person to which such notice is directed and receipt of a completed answer-back indicating receipt. Electronic notice shall be deemed to have been given when transmitted. Notice given personally or by courier shall be deemed to have been given when actually delivered.

(b) Application of New York Law. This Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of New York. The parties acknowledge that this Agreement and the Operating Agreement have been partially negotiated in New York and that the parties have signed this Agreement and the Operating Agreement in New York. The funding of the Loan shall be made in New York and all payments of principal and interest on such Loan shall be made to an account in New York designated by Nevada Gold.

(c) Number, Gender, etc. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

(d) Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

(e) No Waiver. No failure or delay on the part of any Person in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. Any waiver hereunder must be express and in writing by the party agreeing to waive any right hereunder.

(f) Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. Said rights and remedies are given in addition to any other legal rights the parties may have.

(g) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

(h) Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

(i) Third Parties. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of any of the parties hereto or any other third parties.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(k) Dispute Resolution. Any disputes hereunder shall be resolved as follows:

(i) Meet and Confer. In the event that a dispute arises between parties to this Agreement (“Disputing Parties”) that is related to this Agreement, the Disputing Parties shall attempt in good faith to resolve any dispute promptly by negotiations between representatives with authority to settle the dispute. If the matter has not been resolved within thirty days of the first day of such negotiations, any Disputing Party may initiate arbitration as provided in Subsection (ii) of this Section 9(k). All negotiations pursuant to this clause will be confidential and will be treated as compromise and settlement negotiations under the U.S. Federal Rules of Evidence.

(ii) Arbitration. Any dispute arising out of or relating to this Agreement that is not resolved pursuant to Subsection (i) of this Section 9(k) shall be finally settled by arbitration conducted in accordance with the Rules of the American Arbitration Association. Any such arbitration shall be conducted before a single arbitrator selected in accordance with such rules. Any such arbitration shall take place in Rochester, New York. The arbitrator shall not alter, amend or modify the terms and conditions of this Agreement, but shall consider the pertinent facts and circumstances and be guided by the terms and conditions of this Agreement, which shall be binding upon them in resolving any dispute or controversy hereunder. The cost of the arbitration hereunder, including the cost of the record of transcripts (if any), the arbitrator’s fees, administrative fees, attorney’s fees, and all other fees involved, shall be paid by the Disputing Party determined by the arbitrator to be the non-prevailing Disputing Party, or otherwise allocated in an equitable manner as determined by the arbitrator.

(iii) Binding Decision. The decision by the arbitrator shall be binding and conclusive on the Disputing Parties and their successors and assigns, and the parties shall comply with such decision in good faith. The decision or award of the arbitrator may be entered in any state or federal court having jurisdiction to enforce the judgment. The Disputing Parties shall be deemed to have consented to venue and personal jurisdiction in the jurisdictions provided in this Section.

(l) Integration Clause. This Agreement, including any Exhibits presently or subsequently attached hereto, and the Operating Agreement constitute, collectively, the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and amendments, whether written or oral, between the parties with respect to the subject matter hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below on the day and year first above written in New York.

Casino Development & Management Company, LLC
By: CDM Management, LLC, its Managing Member

By: S/S Thomas C. Wilmot, Sr.
__________________________________
Thomas C. Wilmot, Sr.
Its: Manager

Thomas C. Wilmot

S/S Thomas C. Wilmot
___________________________________

Buena Vista Development Company, LLC
By: Casino Development & Management Company, LLC, its Managing Member
By: CDM Management, LLC, its Managing Member

By: S/S Thomas C. Wilmot
____________________________________
Thomas C. Wilmot
Its: Manager

STATE OF ___________________ )
) ss
COUNTY OF _________________)

The foregoing instrument was acknowledged before me this ___ day of April, 2005, by Thomas C. Wilmot, Sr., individually and as the Manager of CDM Management, LLC, a New York limited liability company, on behalf of said company.

____________________________________
Notary Public

(Signature Page 1 of 2 to Investment Agreement)

Nevada Gold BVR, L.L.C.
By: Nevada Gold & Casinos, Inc., its sole member

By: S/S Cathryn L. Porter
____________________________________
Cathryn L. Porter
Its: General Counsel and Secretary

Nevada Gold & Casinos, Inc.

By: S/S Cathryn L. Porter
____________________________________
Cathryn L. Porter
Its: General Counsel and Secretary
(For purposes of Section 6(b) only.)

STATE OF ___________________ )
) ss
COUNTY OF _________________)

The foregoing instrument was acknowledged before me this ___ day of April, 2005, by Cathryn L. Porter, as the General Counsel and Secretary of Nevada Gold & Casinos, Inc., the sole member of Nevada Gold BVR, L.L.C., on behalf of Nevada Gold BVR, L.L.C.

____________________________________
Notary Public

STATE OF ___________________ )
) ss
COUNTY OF _________________)

The foregoing instrument was acknowledged before me this ___ day of April, 2005, by Cathryn L. Porter, as the General Counsel and Secretary of Nevada Gold & Casinos, Inc., on behalf of said company.

____________________________________
Notary Public

(Signature Page 2 of 2 to Investment Agreement)